UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2008 (August 11, 2008)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On August 11, 2008, the Company’s Board of Directors declared distributions payable to the common stockholders of record at the close of business on each day during the months of September, October and November 2008.  The declared distributions will equal a daily amount of $0.0008219 per share of common stock, which is equivalent to an annual distribution rate of three percent (3%) assuming the share was purchased for $10.00.  A portion of each distribution may constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 8.01               Other Events.

Affiliates of Robert M. Behringer, our Chairman of the Board, and Behringer Harvard Holdings, LLC are sponsoring or have recently sponsored seven public real estate programs with similar investment objectives.  While engaged in a public offering of its securities, each of these seven public real estate programs has disclosed in its prospectus the targeted time at which it anticipates providing security holders with a liquidity event.  To date, none of these programs has reached the outside targeted date for a liquidity event, and none has experienced such an event.  These programs, the status of their offerings and the dates on which these programs anticipate engaging in a liquidity event are:

•

Behringer Harvard REIT I, Inc. — The initial public offering for this program terminated on February 19, 2005, and it initiated a follow-on offering immediately after the termination of its initial offering.  The first follow-on offering was terminated on October 20, 2006, and following the termination of that offering, this program initiated its current second follow-on offering for the offer and sale of up to 200,000,000 shares of common stock at a price of $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard REIT I has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering on February 19, 2005.

•

Behringer Harvard Mid-Term Value Enhancement Fund I LP — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Mid-Term Value Enhancement Fund I has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering.

•

Behringer Harvard Short-Term Opportunity Fund I LP — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Short-Term Opportunity Fund has stated that it targets a liquidity event by the fifth anniversary of the termination of its initial public offering.

•

Behringer Harvard Opportunity REIT I, Inc. — The primary offering component of the initial public offering for this program terminated on December 28, 2007; the distribution reinvestment plan component of that public offering previously had terminated on November 16, 2007.  Behringer Harvard Opportunity REIT I currently is offering up to 6,315,790 shares of common stock at a price of $9.50 per share pursuant to its amended distribution reinvestment plan.  Behringer Harvard Opportunity REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering on December 28, 2007.

•

Behringer Harvard Opportunity REIT II, Inc. — This program is currently conducting its initial public offering for the offer and sale of up to 100,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 25,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Opportunity REIT II has stated that it targets a liquidity event by the sixth anniversary of the termination of its current primary offering.

•

Behringer Harvard REIT II, Inc. — This program has filed with the Securities and Exchange Commission a registration statement in connection with its proposed initial public offering, under which it intends to offer and sell up to 200,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard REIT II has stated that it targets a liquidity event by the eighth anniversary of the termination of its proposed primary offering.

•	Behringer Harvard Multifamily REIT I, Inc. — This program has filed with the Securities and Exchange Commission a registration statement in connection with its proposed initial public offering,

under which it intends to offer and sell up to 120,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 30,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Multifamily REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of its proposed primary offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: August 12, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. eihsen, III
Executive Vice President – Corporate Development & Legal